UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2019

EMERALD BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 North Marina Drive, Long Beach, CA 90803

(Address of principal executive offices)

(949) 336-3443

(Registrant’s telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 20, 2019, Emerald Bioscience, Inc. (the “Company” or “us” or “we”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors for the issuance and sale of securities in the aggregate gross offering price of $2.0 million (the “Offering”), consisting of 8.0 million shares (each, a “Share”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price of $0.25 per Share and 8.0 million warrants (each, a “Warrant”) to purchase Shares, with each Warrant exercisable for one Share at an exercise price of $0.35 per Share. The Warrants have an exercise term of five years.

The Offering is expected to close on or about November 21, 2019, subject to customary closing conditions. The Company intends to use the net proceeds of the Offering for general corporate purposes, including working capital. The Company estimates that the net proceeds from the Offering will be approximately $1.95 million, after deducting estimated transaction expenses, assuming no exercise of the Warrants.

The exercise price and number of shares of Common Stock underlying the Warrants are subject to adjustment upon the issuance by the Company of stock dividends, stock splits, and similar proportionately applied changes affecting the Company’s outstanding Common Stock. Holders of the Warrants will be entitled to participate in any dividends or other distribution of the Company’s assets declared or made to holders of the Company’s Common Stock. The terms of the Warrants prohibit a holder from exercising its Warrants if doing so would result in such holder (together with its affiliates and other persons acting as a group) beneficially owning more than 4.99% or 9.99% of the outstanding shares of the Common Stock after giving effect to such exercise.

The securities sold in the Offering were offered and sold by the Company pursuant to an effective registration statement on Form S-1, which was declared effective by the Securities and Exchange Commission (the “SEC”) on October 28, 2019 and November 13, 2019 (File Nos. 333-231951 and 333-234673). The Company filed a prospectus with the SEC on November 13, 2019 in connection with the Offering.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to such Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing descriptions of the Purchase Agreement and the Warrants are not complete and are qualified in their entirety by references to the full text of the Purchase Agreement and the Warrants, the forms of which are filed hereto as exhibits 10.1 and 4.1, respectively, to this report and are incorporated by reference herein.

All statements in this report that are not historical facts should be considered “Forward Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the forward-looking statements can be identified by the use of words such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “approximately,” “intend,” “plan,” “estimate,” “project,” “continue” or “anticipates” or similar expressions or words, or the negatives of those expressions or words. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this report.

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Item 8.01 Other Events.

On November 21, 2019, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1.

The information set forth in Item 8.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any of the Company’s filings with the Securities and Exchange Commission under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement, dated as of November 20, 2019, between the Company and certain purchasers set forth in the signature page thereto
99.1	Press Release dated November 21, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD BIOSCIENCE, INC.

Dated: November 21, 2019	/s/ Dr. Brian Murphy
Dr. Brian Murphy
Chief Executive Officer

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